                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      COLUMBIA/HCA HEALTHCARE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                      COLUMBIA/HCA HEALTHCARE CORPORATION

                                 ONE PARK PLAZA
                           NASHVILLE, TENNESSEE 37203
                                 (615) 344-9551
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 25, 2000
                             ---------------------

Dear Stockholder:

     On Thursday, May 25, 2000, Columbia/HCA Healthcare Corporation will hold its 2000 annual meeting of stockholders at the executive offices of Columbia/HCA located at One Park Plaza, Nashville, Tennessee. The meeting will begin at 1:30 p.m., Central Daylight Time.

     Only stockholders that own our common stock at the close of business on March 31, 2000 can vote at this meeting. A list of our stockholders will be available at our principal executive offices at One Park Plaza, Nashville, Tennessee, during ordinary business hours for ten days prior to the annual meeting. At the meeting, we will consider the following proposals:

          1. To elect four Class I and five Class III directors to hold office until the next annual meeting of stockholders or until their respective successors have been duly elected and qualified;

          2. To approve the Columbia/HCA Healthcare Corporation 2000 Equity Incentive Plan;

          3. To ratify the appointment of Ernst & Young LLP as our independent auditors; and

          4. To transact such other business as may properly come before the meeting or any postponement or adjournment of the meeting.

     Our 1999 Annual Report to Stockholders is being mailed to stockholders with this proxy statement. The annual report is not part of the proxy solicitation materials.

     We anticipate that a large number of stockholders will attend the annual meeting. Please note that space limitations make it necessary to limit attendance to stockholders. Cameras and recording devices are not permitted at the meeting. "Street name" holders will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN AS PROMPTLY AS POSSIBLE THE ENCLOSED PROXY IN THE ACCOMPANYING REPLY ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON.

                                          By Order of the Board of Directors,

                                          John M. Franck II
                                          Vice President and Corporate Secretary

Nashville, Tennessee
April 17, 2000

                      COLUMBIA/HCA HEALTHCARE CORPORATION
                                 ONE PARK PLAZA
                           NASHVILLE, TENNESSEE 37203

                          ---------------------------

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 25, 2000

                             ---------------------

                               TABLE OF CONTENTS

                                                                PAGE
                                                                ----
  QUESTIONS AND ANSWERS.......................................     1
  STOCK OWNERSHIP.............................................     5
  ITEM 1 -- ELECTION OF DIRECTORS.............................     6
  Information Concerning Directors............................     7
  Corporate Governance........................................     9
  Section 16(a) Beneficial Ownership Reporting Compliance.....    11
  Certain Legal Proceedings...................................    11
  ITEM 2 -- APPROVAL OF THE COLUMBIA/HCA HEALTHCARE
            CORPORATION 2000 EQUITY INCENTIVE PLAN............    11
  Shares Available for Awards under the Plan..................    11
  Eligibility and Administration..............................    12
  Stock Options and Stock Appreciation Rights.................    12
  Restricted Shares and Restricted Share Units................    12
  Performance Awards..........................................    13
  Other Stock-Based Awards....................................    14
  Non-Employee Director Awards................................    14
  Termination of Employment...................................    14
  Change in Control...........................................    14
  Amendment and Termination...................................    14
  Other Terms of Awards.......................................    14
  Certain Federal Income Tax Consequences.....................    14
  ITEM 3 -- RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG
            LLP AS OUR INDEPENDENT AUDITORS...................    16
  ITEM 4 -- OTHER MATTERS.....................................    16
  EXECUTIVE COMPENSATION......................................    17
  Summary Compensation Table..................................    17
  Option Grants During 1999...................................    19
  Aggregate Option Exercises During 1999 and Fiscal Year End
    Option Values.............................................    19
  Directors' Compensation.....................................    20
  Compensation Committee Report on Executive Compensation for
    1999......................................................    20
  Employment, Severance and Change in Control Agreements......    22
  Compensation Committee Interlocks and Insider
    Participation.............................................    22
  Certain Relationships and Related Transactions..............    22
  Company Stock Performance...................................    23
  GENERAL INFORMATION.........................................    24
  Annual Report...............................................    24
  Additional Information......................................    24

                             QUESTIONS AND ANSWERS

--------------------------------------------------------------------------------

1.  Q: WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

    A: At the Company's annual meeting, stockholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, including the election of directors, approval of the Columbia/HCA Healthcare Corporation 2000 Equity Incentive Plan and ratification of the Company's independent auditors. In addition, the Company's management will make a presentation and respond to questions from stockholders.
--------------------------------------------------------------------------------

2.  Q: WHEN WAS THIS PROXY STATEMENT MAILED TO STOCKHOLDERS?

    A: This proxy statement was first mailed to stockholders on or about April
       18, 2000.
--------------------------------------------------------------------------------

3.  Q: WHO IS SOLICITING MY VOTE?

    A: This proxy solicitation is being made and paid for by Columbia/HCA
       Healthcare Corporation. In addition, we have retained Corporate Investor Communications, Inc. to assist in the solicitation. We will pay Corporate Investors Communications, Inc. approximately $15,000 plus out-of-pocket expenses for their assistance. Our directors, officers and other employees, not specially employed for this purpose, may also solicit proxies, by personal interview, mail, telephone or facsimile. They will not be paid additional remuneration for their efforts. We will also request brokers and other fiduciaries to forward proxy solicitation material to the beneficial owners of shares of the common stock that the brokers and fiduciaries hold of record. We will reimburse them for their reasonable out-of-pocket expenses.
--------------------------------------------------------------------------------

4.  Q: WHAT MAY I VOTE ON?

    A: - The election of four Class I and five Class III directors to our board of directors;
       - The proposal to approve the Columbia/HCA Healthcare Corporation 2000 Equity Incentive Plan; and
       - The proposal to ratify the appointment of Ernst & Young LLP as our independent auditors.
--------------------------------------------------------------------------------

5.  Q: HOW DOES THE BOARD RECOMMEND I VOTE ON THE PROPOSALS?

    A: The board recommends that you vote:

       - FOR each of the nominees;
       - FOR the proposal to approve the Columbia/HCA Healthcare Corporation 2000 Equity Incentive Plan; and
       - FOR the proposal to ratify the appointment of Ernst & Young LLP as our independent auditors.
--------------------------------------------------------------------------------

6.  Q: HOW WILL VOTING ON ANY OTHER BUSINESS BE CONDUCTED?

    A: We do not know of any business to be considered at the 2000 annual meeting other than the proposals described in this proxy statement. If any other business is presented at the annual meeting, your signed proxy card gives authority to Thomas F. Frist, Jr., M.D., our Chairman and Chief Executive Officer, Robert A. Waterman, our Senior Vice President and General Counsel, and John M. Franck II, our Vice President and Corporate Secretary, to vote on such matters at their discretion.
--------------------------------------------------------------------------------

7.  Q: WHO IS ENTITLED TO VOTE?

    A: Only stockholders of record at the close of business on March 31, 2000
       (the record date) may vote at this meeting. As of the record date, there were approximately 536,370,000 shares of our voting common stock outstanding. The shares were held by approximately 18,200 holders of record. Every stockholder is entitled to one vote for each share of common stock the stockholder held of record on the record date.
--------------------------------------------------------------------------------

8. Q: CAN I VOTE THE SHARES I OWN UNDER COLUMBIA/HCA'S RETIREMENT PLANS ON THESE MATTERS?

    A: In accordance with the retirement plans, the shares held under those plans are voted at the direction of our Retirement Committee, which is made up of certain members of our management. Even though retirement plan participants will receive this proxy statement and our 1999 Annual Report, those shares will still be voted by the members of the Retirement Committee and not individual participants.
--------------------------------------------------------------------------------

9.  Q: HOW DO I VOTE?

    A: You may vote by signing and dating each proxy card you receive and returning it in the enclosed prepaid envelope. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the three proposals. You have the right to revoke your proxy at any time before the meeting by:

       - notifying the Corporate Secretary, John M. Franck II, at One Park Plaza, Nashville, TN 32703;
       - voting in person; or
       - submitting a later-dated proxy card.
--------------------------------------------------------------------------------

10. Q: CAN I VOTE BY TELEPHONE OR ELECTRONICALLY?

    A: If you are a registered stockholder you may vote by telephone, or electronically through the Internet, by following the instructions included with your proxy card.

        If your shares are held by your broker, often referred to as in "street name," please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically.
--------------------------------------------------------------------------------

11. Q: WHAT IS THE VOTE REQUIRED TO APPROVE EACH PROPOSAL?

    A: Each of the director nominees must receive affirmative votes from a plurality of the shares voting to be adopted. This means that the nine nominees receiving the greatest number of votes will be elected as directors. The other two proposals must receive affirmative votes from a majority of the shares represented in person or by proxy and entitled to vote.
--------------------------------------------------------------------------------

12. Q: WHAT IS A "QUORUM"?

    A: A "quorum" is a majority of the outstanding shares. They may be present at the meeting or represented by proxy. There must be a quorum for business to be conducted at the meeting. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.
--------------------------------------------------------------------------------

13. Q: WHAT IF I ABSTAIN FROM VOTING?

    A: If you attend the meeting or send in your signed proxy card but abstain from voting on any proposal, you will be counted for purposes of determining whether a quorum exists. If you abstain from voting on the election of directors, your abstention will have no effect on the outcome. If you abstain from voting on any of the other proposals, your abstention will have the same effect as a vote against the proposal.
--------------------------------------------------------------------------------

14. Q: HOW DO I VOTE MY SHARES IF THEY ARE HELD IN THE NAME OF MY BROKER (STREET
       NAME)?

    A: If your shares are held by your broker, often referred to as in "street name," you will receive a form from your broker seeking instruction as to how your shares should be voted. If you do not issue instructions to your broker, your broker will vote your shares at its discretion on your behalf. The New York Stock Exchange rules provide that brokers and nominees may not exercise their voting discretion on certain non-routine matters without receiving instructions from the beneficial owner of the shares. A broker non-vote occurs when a broker holding shares registered in street name is not permitted to vote without instructions on non-routine matters, and the broker returns a proxy card with no vote (the "non-vote") on the non-routine matter.
--------------------------------------------------------------------------------

15. Q: WHAT IS THE EFFECT OF A BROKER NON-VOTE?

    A: A broker non-vote will have no effect on the proposal to approve the
       Columbia/HCA Healthcare Corporation 2000 Equity Incentive Plan. Broker non-votes will be counted as present for purposes of determining whether there is a quorum.
--------------------------------------------------------------------------------

16. Q: WHO WILL COUNT THE VOTES?

    A: A representative of our transfer agent, National City Bank, will count the votes and act as an inspector of election.
--------------------------------------------------------------------------------

17. Q: WHO CAN ATTEND THE ANNUAL MEETING?

    A: Stockholders of record on March 31, 2000 may attend the meeting. "Street name" holders will need to bring a copy of a brokerage statement reflecting their ownership of our common stock as of the record date. Space limitations make it necessary to limit attendance to stockholders. Cameras and recording devices are not permitted at the meeting.
--------------------------------------------------------------------------------

18. Q: HOW CAN I PARTICIPATE IF I AM UNABLE TO ATTEND?

    A: If you are unable to attend the meeting in person, we invite you to listen to the live Internet broadcast of our annual meeting. The live broadcast will begin at 1:30 p.m., Central Daylight Time on the day of the annual meeting. The Internet Address is: http://www.videonewswire.com/ COLUMBIAHCA/052500/. To listen, simply log on to the web at the above address. Minimum requirements to listen to the broadcast are a sound card, the RealPlayer software, downloadable free from http://www.real.com/products/player/index.html and at least a 14.4 Kbps connection to the Internet. If you experience problems listening to the broadcast, send an e-mail to webmaster@vdat.com.
--------------------------------------------------------------------------------

19. Q: WHEN ARE STOCKHOLDER PROPOSALS DUE IN ORDER TO BE INCLUDED IN OUR PROXY STATEMENT FOR THE 2001 ANNUAL MEETING?

    A: Any stockholder proposals to be considered for inclusion in next year's proxy statement must be submitted in writing to John M. Franck II, Corporate Secretary, Columbia/HCA Healthcare Corporation, One Park Plaza, Nashville, Tennessee 37203, prior to the close of business on December 19, 2000.
--------------------------------------------------------------------------------

20. Q: WHEN ARE OTHER STOCKHOLDER PROPOSALS DUE?

    A: Our certificate of incorporation contains an advance notice provision which requires that a stockholder's notice of a proposal to be brought before an annual meeting must be timely. In order to be timely, the notice must be addressed to our Corporate Secretary and delivered or mailed and received at our principal executive offices not less than 60 days nor more than 90 days before the scheduled date of the meeting (or, if less than 70 days notice or prior public disclosure of the date of the meeting is given, the tenth day following the earlier of the day the notice was mailed or the day the public disclosure was made).
--------------------------------------------------------------------------------

21. Q: HOW CAN I OBTAIN ADDITIONAL INFORMATION ABOUT THE COMPANY?

    A: We will provide a copy of our Annual Report on Form 10-K for the year ended December 31, 1999, excluding certain of its exhibits, without charge to any stockholder who makes a written request to Investor Relations Department, Columbia/HCA Healthcare Corporation, One Park Plaza, Nashville, Tennessee 37203. The Company's Annual Report on Form 10-K and various other filings also may be accessed on the world wide web at www.sec.gov.

                                STOCK OWNERSHIP

     The following table sets forth information regarding the beneficial ownership of our common stock as of March 31, 2000 (unless otherwise noted), for:

     - certain benefit plans we sponsor that collectively own at least 5% of the outstanding shares of our common stock;

     - each person who is known by us to beneficially own more than 5% of the outstanding shares of our common stock;

     - each of our directors and nominees;

     - each of our executive officers named in the Summary Compensation Table;
       and

     - all of our directors and executive officers as a group.

     The percentages of shares outstanding provided in the tables are based on 536,370,000 voting shares outstanding as of March 31, 2000. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Unless otherwise indicated, each person or entity named in the table has sole voting and investment power, or shares voting and investment power with his or her spouse, with respect to all shares of stock listed as owned by that person. The number of shares shown does not include the interest of certain persons in shares held by family members in their own right. Shares issuable upon exercise of options that are exercisable within sixty days of March 31, 2000 are considered outstanding for the purpose of calculating the percentage of outstanding shares of our common stock held by the individual, but not for the purpose of calculating the percentage of outstanding shares held by any other individual. The address of each of our directors, executive officers and benefit plans listed below is c/o Columbia/HCA Healthcare Corporation, One Park Plaza, Nashville, Tennessee 37203.

           NAME OF INDIVIDUAL OR NUMBER IN GROUP              NUMBER OF SHARES      PERCENT
           -------------------------------------              ----------------      -------
The Columbia/HCA Healthcare Corporation Stock Benefit
  Plans.....................................................     36,782,824(1)        6.9
Magdalena H. Averhoff, M.D..................................         26,849(2)          *
Jack O. Bovender, Jr........................................        316,515(3)          *
Richard M. Bracken..........................................        285,266(4)          *
Elaine L. Chao..............................................         12,216(5)          *
J. Michael Cook.............................................         18,755(6)          *
Martin Feldstein............................................         18,787(7)          *
Thomas F. Frist, Jr., M.D...................................     17,224,858(8)        3.2
Frederick W. Gluck..........................................         18,787(9)          *
Jay Grinney.................................................        286,312(10)         *
Glenda A. Hatchett..........................................         11,711(11)         *
T. Michael Long.............................................         22,678(12)         *
John H. McArthur............................................         19,787(13)         *
R. Clayton McWhorter........................................        554,900(14)         *
Thomas S. Murphy............................................         22,487(15)         *
Kent C. Nelson..............................................         18,787(16)         *
Carl E. Reichardt...........................................        183,574(17)         *
Frank S. Royal, M.D.........................................        126,549(18)         *
Robert A. Waterman..........................................        193,984(19)         *
All directors and executive officers as a group (36
  persons)..................................................     22,478,175(20)       4.2

---------------

   * Less than one percent.
 (1) Represents shares beneficially owned by employees participating in the Columbia/HCA Healthcare Corporation Stock Bonus Plan, Columbia/HCA Healthcare Corporation Salary Deferral Plan, EPIC Profit Sharing Plan and Healthtrust 401(k) Retirement Program and voted at the direction of our Retirement Committee, which is composed of certain of our officers.

 (2) Includes 15,402 shares issuable upon exercise of options.
 (3) Includes 230,165 shares issuable upon exercise of options and 46 shares beneficially owned in employee plans but not voted by participant.
 (4) Includes 234,143 shares issuable upon exercise of options and 6,520 shares beneficially owned in employee plans but not voted by participant.
 (5) Includes 5,625 shares issuable upon exercise of options.
 (6) Includes 9,920 shares issuable upon exercise of options.
 (7) Includes 12,589 shares issuable upon exercise of options.
 (8) Includes 286,936 shares issuable upon exercise of options and 20,000 shares beneficially owned in employee plans but not voted by participant. Also includes 6,161,429 shares with respect to which Dr. Frist has sole voting and investment power and 10,756,493 shares with respect to which Dr. Frist has shared voting and investment power.
 (9) Includes 12,589 shares issuable upon exercise of options.
(10) Includes 250,506 shares issuable upon exercise of options.
(11) Includes 5,120 shares issuable upon exercise of options.
(12) Includes 15,402 shares issuable upon exercise of options.
(13) Includes 12,589 shares issuable upon exercise of options.
(14) Includes 13,667 shares issuable upon exercise of options.
(15) Includes 12,589 shares issuable upon exercise of options.
(16) Includes 12,589 shares issuable upon exercise of options.
(17) Includes 15,402 shares issuable upon exercise of options.
(18) Includes 15,402 shares issuable upon exercise of options.
(19) Includes 166,373 shares issuable upon exercise of options and 46 shares beneficially owned in employee plans but not voted by participant.
(20) Includes 3,596,593 shares issuable upon exercise of options. Also includes 86,832 shares beneficially owned in employee plans but not voted by individual participants.

                        ITEM 1 -- ELECTION OF DIRECTORS

     Our board of directors is currently divided into three classes. The current board of directors consists of fifteen directors. The board of directors consists of five Class I directors (Dr. Averhoff, Mr. Bovender, Mr. McWhorter, Mr. Nelson and Dr. Royal) and five Class III directors (Mr. Feldstein, Dr. Frist, Ms. Hatchett, Mr. McArthur and Mr. Murphy) whose term of office expires in 2000, and five Class II directors (Ms. Chao, Mr. Cook, Mr. Gluck, Mr. Long and Mr. Reichardt) whose term of office expires in 2001. Mr. McWhorter is retiring from the board of directors effective May 25, 2000 and will not be seeking reelection.

     At the 1998 annual meeting, our stockholders approved an amendment to our certificate of incorporation to declassify our board of directors and to elect all directors annually at the annual meeting of stockholders. Under the terms of the amendment, until the annual meeting of stockholders in 2001, the directors are divided into three classes designated Class I, Class II and Class III. Each director elected prior to the effective date of the amendment serves for the full three-year term for which he or she was elected.

     Accordingly, the Class I and Class III directors are now elected annually. Starting with the annual meeting of stockholders next year, the classification of the board of directors will end, and all directors will be of one class and will hold office for a term expiring at the next annual meeting of stockholders, until their successors are duly elected and qualified, or until they resign or are removed. The amendment to our certificate of incorporation did not shorten the term of any incumbent director.

     We propose that the nominees listed below be elected as members of the board of directors at the annual meeting. Each of the nominees shall be elected to serve as a director until the annual meeting of stockholders in 2001 or until his or her respective successor is duly elected and qualified. If a nominee becomes unable or unwilling to accept nomination or election, the person or persons voting the proxy will vote for such other person or persons as may be designated by the board of directors.

INFORMATION CONCERNING DIRECTORS

     Information concerning the nominees proposed by the board of directors for election as Class I and Class III directors, respectively, along with information concerning the Class II directors, whose terms of office will continue after the annual meeting, is set forth below.

CLASS I NOMINEES

MAGDALENA H. AVERHOFF, M.D.
DIRECTOR SINCE 1992
AGE 49

     Magdalena H. Averhoff, M.D. is a physician specializing in gastroenterology. She has practiced in Miami, Florida since 1982. Dr. Averhoff also currently serves on the Board of Cedars Medical Center. She also has served as the Chairperson of the Performance Improvement Committee and the Credentials Committee at Cedars Medical Center. Dr. Averhoff has also served as the President of Victoria Hospital and the President and Chief of Staff of Cedars Medical Center.

JACK O. BOVENDER, JR.
DIRECTOR SINCE 1999
AGE 54

     Jack O. Bovender, Jr. has served as President and Chief Operating Officer of the Company since August 1997. From April 1994 to August 1997, he was retired after serving as Chief Operating Officer of HCA-Hospital Corporation of America from 1992 until 1994. Prior to 1992, Mr. Bovender held several senior level positions with HCA.

KENT C. NELSON
DIRECTOR SINCE 1998
AGE 62

     Kent C. Nelson served as Chairman and Chief Executive Officer of United Parcel Service from November 1989 to December 1996. Mr. Nelson held various positions with United Parcel Service over a 37-year period. Mr. Nelson is currently a director of United Parcel Service and a member of the Boards of the CDC Foundation and United Way of America. He also serves on the Boards of Trustees of Emory University's Carter Center and the Ball State University Foundation. In addition, Mr. Nelson is the current Chairman of the Annie E. Casey Foundation Board.

FRANK S. ROYAL, M.D.
DIRECTOR SINCE 1994
AGE 60

     Frank S. Royal, M.D. is a physician who has been practicing in Richmond, Virginia for over 21 years. Dr. Royal served as President and Chairman of the National Medical Association. Dr. Royal is a director of Chesapeake Corporation, CSX Corporation, Dominion Resources and SunTrust Banks, Inc. He also serves as Chairman of the Boards of Trustees of Meharry Medical College and Virginia Union University.

CLASS III NOMINEES

MARTIN FELDSTEIN
DIRECTOR SINCE 1998
AGE 60

     Martin Feldstein has served as a Professor of Economics at Harvard University since 1967. Mr. Feldstein also has served as the President and Chief Executive Officer of the National Bureau of Economic Research, a non-profit economic research firm, since 1977, except for the period from August 1982 to July 1984 when he served as Chairman of the Council of Economic Advisors. Mr. Feldstein is a director of American International Group, Inc., J.P. Morgan & Co. Incorporated and TRW Inc.

THOMAS F. FRIST, JR., M.D.
DIRECTOR SINCE 1994
AGE 61

     Thomas F. Frist, Jr., M.D. has served as our Chairman and Chief Executive Officer since July 1997. Dr. Frist served as Vice Chairman of the Board from April 1995 to July 1997 and as Chairman from February 1994 to April 1995. He was Chairman, Chief Executive Officer and President of HCA-Hospital Corporation of America from 1988 to February 1994. From August 1985 until September 1987, Dr. Frist was Chairman and Chief Executive Officer of Hospital Corporation of America.

GLENDA A. HATCHETT
DIRECTOR SINCE 2000
AGE 48

     Glenda A. Hatchett served as the Chief Judge of Fulton County Juvenile Court from 1991 until May 1999. Ms. Hatchett served as Judge of Fulton County Juvenile Court from 1990 until 1991. Prior to that time, Ms. Hatchett held various leadership positions in Delta Air Lines, Inc.'s legal and public relations departments. Ms. Hatchett is also a director of The ServiceMaster Company and The Gap, Inc.

JOHN H. MCARTHUR
DIRECTOR SINCE 1998
AGE 66

     John H. McArthur served as Dean of the Faculty of the Harvard University Graduate School of Business Administration from 1980 to 1995. He was on staff at the Harvard Business School from 1962 to 1980. Mr. McArthur currently serves as Senior Advisor to the President of the World Bank. Mr. McArthur is also a director of AES Corporation, BCE Inc., Cabot Corporation, Glaxo Wellcome plc, Rohm and Haas Company, Koc Holdings, A.S. and Springs Industries, Inc.

THOMAS S. MURPHY
DIRECTOR SINCE 1998
AGE 74

     Thomas S. Murphy served as the Chairman and Chief Executive Officer of Capital Cities/ABC, Inc. from 1966 to 1990 and from February 1994 until his retirement in February 1996. Mr. Murphy is also a director of The Walt Disney Company and Doubleclick Inc. He also serves as Chairman of the Board of Trustees for Save the Children.

CLASS II DIRECTORS CONTINUING IN OFFICE

ELAINE L. CHAO
DIRECTOR SINCE 1999
AGE 46

     Elaine L. Chao has served as a Distinguished Fellow at The Heritage Foundation since 1996. From 1992 to 1996, she was President and Chief Executive Officer of United Way of America. Prior to joining United Way, Ms. Chao was director of the Peace Corps, deputy secretary of the U.S. Department of Transportation and Chairman of the Federal Maritime Commission. Ms. Chao is a director of Dole Food Company, Northwest Airlines, C.R. Bard, Inc. and The Clorox Company.

J. MICHAEL COOK
DIRECTOR SINCE 1999
AGE 57

     J. Michael Cook joined Deloitte & Touche LLP in 1964 and served as its Chairman and Chief Executive Officer from 1986 through May 1999. He is currently a member of the Advisory Board of Fidelity Group of Mutual Funds, an Executive in Residence of Columbia University School of Business, a member of the Board and Executive Committee of the Center for Strategic and International Studies and a member of the Board of the National Forum for Health Care Quality. In addition, he is director of Catalyst, The Dow Chemical Company and ChildrenFIRST Inc.

FREDERICK W. GLUCK
DIRECTOR SINCE 1998
AGE 64

     Frederick W. Gluck has served as a senior counselor to McKinsey & Company, Inc., an international consulting firm, since July 1998. He worked with Bechtel Group, Inc. from February 1995 to July 1998, serving as its Vice Chairman and Director from January 1996 to July 1997. Mr. Gluck held various positions with McKinsey & Company from 1968 to 1995. During this period he led the firm as managing director for six years. Mr. Gluck also is currently a director of Amgen Inc., ACT Networks, Inc. New York Presbyterian Hospital, Thinking Tools, Inc. and Scient Corporation.

T. MICHAEL LONG
DIRECTOR SINCE 1991
AGE 56

     T. Michael Long is a partner with Brown Brothers Harriman & Co., a private banking firm. Mr. Long has been employed by Brown Brothers Harriman & Co. for more than the past five years where he is the co-manager of the 1818 Fund II, L.P. and the 1818 Fund III, L.P. Mr. Long also is a director of Gulf Canada Resources, Ltd., Gulf Indonesia Resources, Ltd., Nobel Biocare AB and Vaalco Energy, Inc.

CARL E. REICHARDT
DIRECTOR SINCE 1994
AGE 68

     Carl E. Reichardt served as the Chairman and Chief Executive Officer of Wells Fargo & Company and its subsidiary, Wells Fargo Bank, N.A. from 1983 to December 1994. Mr. Reichardt is currently a director of ConAgra, Inc., Ford Motor Company, PG&E Corporation, McKesson HBOC, Inc. and Newhall Management Corporation. Newhall Management Corporation is the managing partner of the Newhall Land & Farming Company, a California limited partnership.

CORPORATE GOVERNANCE

     Our business is managed under the direction of the board of directors. Our board delegates the conduct of the business to our senior management team.

     During 1999, our board of directors held 8 meetings. All incumbent directors attended at least seventy-five percent of the board meetings and meetings of the committees of the board on which the director served. Our Chairman and Chief Executive Officer usually proposes the agenda for the meetings. Directors receive the agenda and supporting information in advance of the meetings. Directors may raise other matters to be included in the agenda or at the meetings. Our Chief Executive Officer and other members of senior management make presentations to the board at the meetings and a substantial portion of the meeting time is devoted to the board's discussion of these presentations.

     Directors have regular access to senior management. They may also seek independent, outside advice. The board considers all major decisions. The board has established six standing committees so that certain areas can be addressed in more depth than may be possible at a full board meeting.

     Audit Committee. Members of the audit committee are Carl E. Reichardt (Chairman), Martin Feldstein, Frederick W. Gluck and Kent C. Nelson, none of whom are our officers or employees. This committee reviews the programs of our internal auditors, the results of their audits, and the adequacy of our system of internal controls and accounting practices. This committee also reviews the scope of the annual audit by our independent auditors before its commencement, reviews the results of the audit and reviews the types of services for which we retain independent auditors. In 1999, this committee met 4 times.

     Compensation Committee. Members of the compensation committee are Frank S. Royal, M.D. (Chairman), J. Michael Cook, Frederick W. Gluck, and Thomas S. Murphy, none of whom are our officers or employees. This committee's functions include approval of compensation arrangements for executive management, review of compensation plans relating to officers, grants of options and other benefits under our employee benefit plans and general review of our employee compensation policies. In 1999, this committee met 3 times.

     Ethics, Compliance and Corporate Responsibility Committee. Members of the ethics, compliance and corporate responsibility committee are J. Michael Cook (Chairman), Magdalena H. Averhoff, M.D., Martin Feldstein, R. Clayton McWhorter and Frank S. Royal, M.D., none of whom are our officers or employees. This committee's functions include review of matters relating to our ethics, compliance and corporate responsibility functions and review of the adequacy, scope and results of our ethics, compliance and corporate responsibility procedures. In 1999, this committee met 3 times.

     Executive Committee. Members of the executive committee are Thomas F. Frist, Jr., M.D., R. Clayton McWhorter and Frank S. Royal, M.D. This committee has the authority to exercise all of the powers of the full board of directors, with certain exceptions relating to major corporate matters. This committee is available to review with members of management certain areas of our operations and to act when it is impractical to assemble the entire board for a meeting. In 1999, this committee did not meet.

     Finance and Investments Committee. Members of the finance and investments committee are John H. McArthur (Chairman), T. Michael Long, Thomas S. Murphy, Kent C. Nelson and Carl E. Reichardt, none of whom are our officers or employees. This committee's functions include review and consideration of matters relating to our financial and investment strategies. In 1999, this committee met 2 times.

     Nominating Committee. Members of the nominating committee are T. Michael Long (Chairman), Magdalena H. Averhoff, M.D., John H. McArthur and R. Clayton McWhorter, none of whom are our officers or employees. This committee considers, investigates and recommends to the board of directors, qualified candidates for election to the board of directors. In 1999, this committee met 1 time.

     Our board of directors has adopted a retirement policy for its members. Under the policy, no person may be nominated to a term of office on the board of directors if he or she has attained the age of 70 before the first day of the proposed term of office. An exception to the policy was made with respect to one director in light of his experience and qualifications.

     The board of directors will consider nominees for the board of directors recommended by stockholders, if stockholders comply with the advance notice provisions contained in our certificate of incorporation. Directors are selected based on their demonstrated knowledge, experience and ability in their chosen endeavors and, most importantly, based on their ability to represent the interests of all the stockholders. Stockholder recommendations for nominees must include biographical information and the proposed nominee's written consent to nomination. The recommendations must be addressed to our Corporate Secretary and delivered or mailed and received at our principal executive offices not less than 60 days nor more than 90 days before the scheduled date of the meeting (or, if less than 70 days' notice or prior public disclosure of the date of the meeting is given, the tenth day following the earlier of the day the notice was mailed or the day public disclosure was made).

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     We believe that during the 1999 fiscal year, all SEC filings of directors, officers and ten-percent stockholders complied with the requirements of Section 16 of the Securities Exchange Act with the exception of Beverly Wallace, one of our officers, who filed a late Form 3 due to our administrative error. This belief is based on our review of forms filed, or written notice that no forms were required.

CERTAIN LEGAL PROCEEDINGS

     We are currently a party to several stockholder derivative and class action lawsuits. The plaintiffs have named several of our current and former directors and executive officers as defendants in the lawsuits. Our Annual Report on Form 10-K for the year ended December 31, 1999 provides more information with respect to these and other legal proceedings.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES.

         ITEM 2 -- APPROVAL OF THE COLUMBIA/HCA HEALTHCARE CORPORATION
                           2000 EQUITY INCENTIVE PLAN

     You are being asked to approve the Columbia/HCA Healthcare Corporation 2000 Equity Incentive Plan (the "Plan") to replace the Amended and Restated Columbia/HCA Healthcare Corporation 1992 Stock and Incentive Plan (the "1992 Plan"). If stockholder approval of the Plan is received at the annual meeting, no further awards will be granted under the 1992 Plan. The Plan will be effective as of May 25, 2000, provided it has been approved by the Company's stockholders. No new awards will be granted under the Plan after the tenth
(10th) anniversary of its effective date.

     The purpose of the Plan is to promote the interests of the Company and its stockholders by, among other things, (i) attracting and retaining key officers, employees and directors of, and consultants to, the Company and its subsidiaries and affiliates, (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals, and (iii) linking their compensation to the long-term interests of the Company and its stockholders.

     The following is a brief summary of the principal features of the Plan, which is qualified in its entirety by reference to the Plan itself, a copy of which is attached hereto as Exhibit A and incorporated herein by reference.

     Shares Available for Awards under the Plan. Under the Plan, awards may be made in common stock of the Company. Subject to adjustment as provided by the terms of the Plan, the maximum number of shares of common stock with respect to which awards may be granted under the Plan is 50,500,000 (which includes 500,000 shares with respect to which awards under the 1992 Plan were authorized but not granted). Except as adjusted in accordance with the terms of the Plan, no more than 50,500,000 shares of common stock authorized under the Plan may be incentive stock options and no more than 10,000,000 shares may be awarded as awards other than options. The maximum number of shares with respect to which awards may be granted under the Plan shall be increased by the number of shares with respect to which options or other awards were granted under the 1992 Plan as of the effective date of this Plan, but which terminate, expire unexercised, or are settled for cash, forfeited or cancelled without delivery of the shares under the terms of the 1992 Plan after the effective date of this Plan.

     Shares of common stock subject to an award under the Plan or the 1992 Plan that are cancelled, expire unexercised, forfeited, settled in cash or otherwise terminated without a delivery of shares of common stock to the participant, including shares of common stock withheld or surrendered in payment of any exercise or purchase price of an award or taxes relating to an award, remain available for awards under the Plan. Shares of common stock issued under the Plan may be either newly issued shares or shares which have been reacquired by the Company. Shares issued by the Company as substitute awards granted solely in assumption of outstanding awards previously granted by a company acquired by the Company or with which the Company combines ("Substitute Awards") do not reduce the number of shares available for awards under the Plan.

     In addition, the Plan imposes individual limitations on the amount of certain awards in order to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Under these limitations, no single participant may receive options or stock appreciation rights ("SARs") in any calendar year that relate to more than 2,000,000 shares of common stock, subject to adjustment in certain circumstances.

     With certain limitations, awards made under the Plan may be adjusted by the Committee in its discretion or to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the Plan in the event of any stock dividend, reorganization, recapitalization, stock split, combination, merger, consolidation, change in laws, regulations or accounting principles or other relevant unusual or nonrecurring event affecting the Company.

     Eligibility and Administration. Current and prospective officers and employees, and directors of, and consultants to, the Company or its subsidiaries or affiliates are eligible to be granted awards under the Plan. As of March 31, 2000, approximately 175,000 individuals were eligible to participate in the Plan. The Committee will administer the Plan, except with respect to awards to non-employee directors serving on the Committee, for which the Plan will be administered by the board of directors. The Committee will be composed of not less than two non-employee directors, each of whom will be a "Non-Employee Director" for purposes of Section 16 of the Exchange Act and Rule 16b-3 thereunder and an "outside director" within the meaning of Section 162(m) and the regulations promulgated under the Code. Subject to the terms of the Plan, the Committee is authorized to select participants, determine the type and number of awards to be granted, determine and later amend (subject to certain limitations) the terms and conditions of any award, interpret and specify the rules and regulations relating to the Plan, and make all other determinations which may be necessary or desirable for the administration of the Plan.

     Stock Options and Stock Appreciation Rights. The Committee is authorized to grant stock options, including both incentive stock options, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. The Committee may specify the terms of such grants subject to the terms of the Plan. The Committee is also authorized to grant SARs, either with or without a related option. The exercise price per share subject to an option is determined by the Committee, but may not be less than the fair market value of a share of common stock on the date of the grant, except in the case of Substitute Awards. The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and the provisions requiring forfeiture of unexercised options at or following termination of employment generally are fixed by the Committee, except that no option or tandem SAR relating to an option may have a term exceeding ten years. Incentive stock options or tandem SARs related thereto that are granted to holders of more than ten percent of the Company's voting securities are subject to certain additional restrictions, including a five-year maximum term and a minimum exercise price of 110% of fair market value. The Committee may also, in its discretion, add an accelerated ownership feature to any option granted, which is the right to acquire an "AO Option." The right to acquire an AO Option would be triggered upon exercise of the original option and payment of the option price for the original option, subject to certain limitations. The right to acquire an AO Option would allow the option holder to receive, upon such exercise, another option to purchase, at fair market value at the date of grant of the AO Option, a number of shares of common stock equal to the sum of: (i) the number of whole shares delivered by the option holder in payment of the option price of the original option and (ii) the number of whole shares, if any, withheld by the Company as payment for withholding taxes. An AO Option will expire on the same date that the original option would have expired had it not been exercised. All AO Options will be non-qualified stock options.

     Restricted Shares and Restricted Share Units. The Committee is authorized to grant restricted shares of common stock and restricted share units. Restricted shares are shares of common stock subject to transfer restrictions as well as forfeiture upon certain terminations of employment prior to the end of a restricted period or other conditions specified by the Committee in the award agreement. A participant granted restricted shares of common stock generally has most of the rights of a stockholder of the Company with respect to the restricted shares, including the right to receive dividends and the right to vote such shares. None of the restricted shares may be transferred, encumbered or disposed of during the restricted period or until after fulfillment of the restrictive conditions.

     Each restricted share unit has a value equal to the fair market value of a share of common stock on the date of grant. The Committee determines, in its sole discretion, the restrictions applicable to the restricted share units. A participant will be credited with dividend equivalents on any vested restricted share units at the time of any payment of dividends to stockholders on shares of common stock. Except as determined otherwise by the Committee, restricted share units may not be transferred, encumbered or disposed of, and such units shall terminate, without further obligation on the part of the Company, unless the participant remains in continuous employment of the Company for the restricted period and any other restrictive conditions relating to the restricted share units are met.

     Performance Awards. A performance award consists of a right that is denominated in cash or shares of common stock, valued in accordance with the achievement of certain performance goals during certain performance periods as established by the Committee, and payable at such time and in such form as the Committee shall determine. Performance awards may be paid in a lump sum or in installments following the close of a performance period or on a deferred basis, as determined by the Committee. Termination of employment prior to the end of any performance period, other than for reasons of death or total disability, will result in the forfeiture of the performance award. A participant's rights to any performance award may not be transferred, encumbered or disposed of in any manner, except by will or the laws of descent and distribution.

     Performance awards are subject to certain specific terms and conditions under the Plan. Performance goals for Covered Officers (as defined in the Plan) will be limited to one or more of the following financial performance measures relating to the Company or any of its subsidiaries, operating units or divisions: (a) earnings before interest, taxes, depreciation and/or amortization; (b) operating income or profit; (c) operating efficiencies; (d) return on equity, assets, capital, capital employed, or investment; (e) after tax operating income; (f) net income; (g) earnings or book value per share; (h) cash flow(s); (i) total sales or revenues or sales or revenues per employee; (j) production (separate work units or SWUs); (k) stock price or total shareholder return; (l) dividends; or (m) strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures; or any combination thereof. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any subsidiary, operating unit or division of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders' equity and/or shares outstanding, or to assets or net assets.

     To the extent necessary to comply with Section 162(m), with respect to grants of performance awards, no later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m)), the Committee will, in writing, (1) select the performance goal or goals applicable to the performance period, (2) establish the various targets and bonus amounts which may be earned for such performance period, and
(3) specify the relationship between performance goals and targets and the amounts to be earned by each Covered Officer for such performance period. Following the completion of each performance period, the Committee will certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to Covered Officers for such performance period. In determining the amount earned by a Covered Officer for a given performance period, subject to any applicable award agreement, the Committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the performance period. With respect to any Covered Officer, the maximum annual number of shares in respect of which all performance awards may be granted under the Plan is 300,000 and the maximum annual amount of any award settled in cash is $5,000,000.

     Other Stock-Based Awards. The Committee is authorized to grant any other type of awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of common stock. The Committee will determine the terms and conditions of such awards, consistent with the terms of the Plan.

     Non-Employee Director Awards. Our board of directors may provide that all or a portion of a non-employee director's annual retainer and/or retainer fees or other awards or compensation as determined by the board be payable in non-qualified stock options, restricted shares, restricted share units and/or other stock-based awards, including unrestricted shares, either automatically or at the option of the non-employee directors. Our board of directors will determine the terms and conditions of any such awards, including those that apply upon the termination of a non-employee director's service as a member of the board of directors. Non-employee directors are also eligible to receive other awards pursuant to the terms of the Plan, including options and SARs, restricted shares and restricted share units, and other stock-based awards upon such terms as the Committee may determine; provided, however, that with respect to awards made to members of the Committee, the Plan will be administered by the board of directors.

     Termination of Employment. The Committee will determine the terms and conditions that apply to any award upon the termination of employment with the Company, its subsidiaries and affiliates, and provide such terms in the applicable award agreement or in its rules or regulations.

     Change in Control. All outstanding awards vest, become immediately exercisable or payable and have all restrictions lifted immediately upon a Change in Control (as defined in the Plan). See Exhibit A attached hereto.

     Amendment and Termination. The board of directors may amend, alter, suspend, discontinue or terminate the Plan or any portion of the Plan at any time, except that stockholder approval must be obtained for any such action if such approval is necessary to comply with any tax or regulatory requirement with which the Board deems it desirable or necessary to comply. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any award, either prospectively or retroactively. The Committee does not have the power, however, to amend the terms of previously granted options to reduce the exercise price per share subject to such option or to cancel such options and grant substitute options with a lower exercise price per share than the cancelled options. The Committee also may not adversely affect the rights of any award holder without the award holder's consent.

     Other Terms of Awards. The Company may take action, including the withholding of amounts from any award made under the Plan, to satisfy withholding and other tax obligations. The Committee may provide for additional cash payments to participants to defray any tax arising from the grant, vesting, exercise or payment of any award. Awards granted under the Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or as permitted by the Committee in its discretion.

     Certain Federal Income Tax Consequences. The following is a brief description of the federal income tax consequences generally arising with respect to awards under the Plan.

     Tax consequences to the Company and to participants receiving awards will vary with the type of award. Generally, a participant will not recognize income, and the Company is not entitled to take a deduction, upon the grant of an incentive stock option, a nonqualified option, a reload option, an SAR or a restricted share award. A participant will not have taxable income upon exercising an incentive stock option (except that the alternative minimum tax may apply). Upon exercising an option other than an incentive stock option, the participant must generally recognize ordinary income equal to the difference between the exercise price and fair market value of the freely transferable and non-forfeitable shares of common stock acquired on the date of exercise.

     If a participant sells shares of common stock acquired upon exercise of an incentive stock option before the end of two years from the date of grant and one year from the date of exercise, the participant must generally recognize ordinary income equal to the difference between (i) the fair market value of the shares of common stock at the date of exercise of the incentive stock option (or, if less, the amount realized upon the disposition of the incentive stock option shares of common stock), and (ii) the exercise price. Otherwise, a participant's disposition of shares of common stock acquired upon the exercise of an option (including an incentive stock option for which the incentive stock option holding period is met) generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant's tax basis in such shares of common stock (the tax basis generally being the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option).

     The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option. The Company generally is not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, the Company will not be entitled to any tax deduction with respect to an incentive stock option if the participant holds the shares of common stock for the incentive stock option holding periods prior to disposition of the shares.

     Similarly, the exercise of an SAR will result in ordinary income on the value of the stock appreciation right to the individual at the time of exercise. The Company will be allowed a deduction for the amount of ordinary income recognized by a participant with respect to an SAR. Upon a grant of restricted stock, the participant will recognize ordinary income on the fair market value of the common stock at the time shares of restricted stock become vested unless a participant makes an election under Section 83(b) of the Code to be taxed at the time of grant. The participant also is subject to capital gains treatment on the subsequent sale of any common stock acquired through the exercise of an SAR or restricted share award. For this purpose, the participant's basis in the common stock is its fair market value at the time the SAR is exercised or the restricted share becomes vested (or is granted, if an election under Section 83(b) is made). Reload options are taxed in the same manner as incentive options and nonqualified options, depending on the type of option that is issued under the reload grant. Payments made under performance awards are taxable as ordinary income at the time an individual attains the performance goals and the payments are made available to the participant.

     Section 162(m) of the Code generally disallows a public company's tax deduction for compensation paid in excess of $1 million in any tax year to its five most highly compensated executives. However, compensation that qualifies as "performance-based compensation" is excluded from this $1 million deduction limit and therefore remains fully deductible by the company that pays it. The Company intends that (i) performance awards and (ii) options granted (a) with an exercise price at least equal to 100% of fair market value of the underlying shares of common stock at the date of grant and (b) to employees the Committee expects to be named executive officers at the time a deduction arises in connection with such awards, qualify as "performance-based compensation" so that these awards will not be subject to the Section 162(m) deduction limitations.

     The foregoing discussion is general in nature and is not intended to be a complete description of the federal income tax consequences of the Plan. This discussion does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws. Participants in the Plan are urged to consult a tax advisor as to the tax consequences of participation.

     The Plan is not intended to be a "qualified plan" under Section 401(a) of the Code.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE COLUMBIA/HCA HEALTHCARE CORPORATION 2000 EQUITY INCENTIVE PLAN.

     ITEM 3 -- RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR
                              INDEPENDENT AUDITORS

     The audit committee has recommended, and the board of directors has appointed, Ernst & Young LLP as our independent auditors. The independent auditors will audit our consolidated financial statements for the 2000 fiscal year (January 1, 2000 through December 31, 2000). This appointment is subject to your ratification. If you do not ratify their appointment, the board of directors and the audit committee will reconsider their appointment. Ernst & Young LLP has served as our independent auditors since 1994. Representatives of Ernst & Young LLP will attend our annual meeting. They will have an opportunity to speak and respond to your questions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITORS.

                            ITEM 4 -- OTHER MATTERS

     We do not know of any matter other than those discussed in the foregoing materials contemplated for action at the annual meeting. The persons named in the proxies will vote in accordance with the recommendation of the board of directors on any other matter properly brought before the annual meeting. Discretionary authority for them to do so is contained in the proxy.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information for 1999, regarding the compensation earned by the Chief Executive Officer and the four most highly compensated executive officers based on salary and bonus earned during 1999 (named executive officers).

                                                   ANNUAL COMPENSATION                  LONG-TERM COMPENSATION
                                       --------------------------------------------   ---------------------------
                                                                                                AWARDS
                                                                                      ---------------------------
                                                                          OTHER                       SECURITIES
                                                                         ANNUAL        RESTRICTED     UNDERLYING      ALL OTHER
         NAME AND PRINCIPAL            FISCAL    SALARY     BONUS       COMPENSA-     STOCK AWARDS   OPTIONS/SARS     COMPENSA-
              POSITIONS                 YEAR     ($)(1)     ($)(2)     TION ($)(3)       ($)(4)        (#) (5)       TION ($)(6)
         ------------------            ------   --------   --------   -------------   ------------   ------------   -------------
Thomas F. Frist, Jr., M.D.(7)           1999    $  2,223   $     --     $ 15,957        $     --            --         $14,407
Chairman and Chief                      1998    $  2,223   $     --     $ 21,548        $     --            --         $ 1,424
Executive Officer                       1997    $ 29,000   $     --     $ 18,800        $     --            --         $ 1,969
Jack O. Bovender, Jr. (8)               1999    $750,006   $     --     $     --        $533,344       420,660         $15,345
President and                           1998    $791,667   $     --     $     --        $277,764            --         $   763
Chief Operating Officer                 1997    $375,000   $     --     $     --        $     --       500,000         $   400
Robert A. Waterman (9)                  1999    $468,750   $     --     $     --        $286,460       315,495         $ 6,367
Senior Vice President and               1998    $494,792   $     --     $     --        $173,592             -         $ 6,461
General Counsel                         1997    $104,167   $     --     $ 58,610        $     --       350,000         $    --
Jay Grinney                             1999    $453,759   $     --     $ 75,338        $277,288       262,912         $11,896
President -- Eastern Group              1998    $478,958   $     --     $     --        $168,050            --         $ 9,448
                                        1997    $376,661   $100,625     $ 66,241        $134,200       340,000         $ 9,538
Richard M. Bracken                      1999    $453,759   $     --     $107,018        $277,288       262,912         $14,108
President -- Western Group              1998    $478,958   $     --     $ 97,861        $168,050            --         $14,261
                                        1997    $374,449   $ 61,494     $143,250        $ 20,480       285,000         $14,608

---------------

(1) Salary amounts do not include the value of restricted stock awards granted pursuant to the Company's Amended and Restated 1995 Management Stock Purchase Plan in lieu of a portion of annual salary or shares received pursuant to the Company's Performance Equity Incentive Plan. Such awards are included in the Restricted Stock Awards column.
(2) Reflects bonus earned during the fiscal year. Pursuant to the Company's 1995 Management Stock Purchase Plan, in 1997 the officers had the option to take all or part of their bonus in shares of restricted stock at a 25% discount from the fair market value on the date of grant, which is reflected in the Restricted Stock Awards column. The bonus plan was discontinued in August 1997.
(3) Except as noted in the table, perquisites and other personal benefits did not exceed the lesser of either $50,000 or 10% of the total of annual salary and bonus for the named executive officer. 1999 other annual compensation for Dr. Frist represents personal usage of corporate aircraft. 1999 other annual compensation for Mr. Grinney includes $70,321 in relocation benefits. 1999 other annual compensation for Mr. Bracken includes $98,203 in relocation benefits. Relocation benefits do not reflect any gain (loss) to the Company upon the sale of a participant's former residence.
(4) Restricted Stock Awards include the following:

     - Shares awarded pursuant to the Management Stock Purchase Plan. Prior to 1998, pursuant to the 1995 Management Stock Purchase Plan, officers could elect to receive, in lieu of all or a portion of a cash bonus, restricted shares purchased at a 25% discount from the average of the closing price on the five trading days prior to the grant date. 1997 amounts represent the dollar value on the date of grant of shares granted in lieu of all or a portion of a cash bonus. Pursuant to the Amended and Restated Management Stock Purchase Plan, beginning in 1998, officers may elect to receive restricted shares in lieu of up to 25% of base salary purchased at a 25% discount from the average market price of the stock during the deferral period. With respect to shares issued pursuant to the plan in lieu of a portion of annual salary, 1999 and 1998 amounts in the table represent the dollar value of the shares based on the average of the closing prices of Columbia/HCA shares during the two semi-annual deferral periods. With respect to the first semi-annual deferral period in 1999, Messrs. Bovender, Waterman, Grinney and Bracken received 7,961, 4,975, 4,816 and 4,816 shares, respectively, at the average closing price of $20.93391 for a total of $166,655, $104,146, $100,818 and $100,818, respectively. With respect to the second semi-annual deferral period, Messrs. Bovender, Waterman, Grinney and Bracken received 6,866, 4,292, 4,154 and 4,154 shares, respectively, in 1999 at the average closing price of $24.275 for a total of $166,672, $104,188, $100,838 and $100,838, respectively. Subject to certain exceptions, the restrictions on the shares lapse 3 years after the grant date.

     - Shares awarded pursuant to the Company's Performance Equity Incentive Plan. 1999 amounts include restricted shares awarded pursuant to the Performance Equity Incentive Plan based on the closing price per share of Columbia/HCA common stock on the date of grant ($17.8125). Pursuant to the plan, Messrs. Bovender, Waterman, Grinney and Bracken were awarded 11,229, 4,386, 4,246 and 4,246 restricted shares with a value as of the grant date of $200,017, $78,126, $75,632 and $75,632, respectively.
       Subject to certain exceptions, the restrictions lapse on 50% of the shares each year over the 2 years following the grant.

    As of December 31, 1999, Messrs. Frist, Bovender, Waterman, Grinney and Bracken held an aggregate of 8,607, 36,538, 20,204, 24,158 and 21,997 shares of restricted stock, respectively. Pursuant to SEC rules, after deducting the consideration paid therefore, the shares held by Messrs. Bovender, Waterman, Grinney and Bracken had a net pre-tax value as of December 31, 1999 of $612,706, $305,787, $330,243 and $295,877, respectively, and the value of the shares held by Dr. Frist was below the consideration paid. Dividends will be payable on shares of restricted stock if and to the extent paid on Columbia/HCA's common stock generally, regardless of whether or not the shares are vested. Pursuant to the anti-dilution provisions of the plans, awards of restricted shares made prior to May 11, 1999, were adjusted to reflect the impact of the spin-offs of Triad Hospitals, Inc. ("Triad") and LifePoint Hospitals, Inc. ("LifePoint") to our stockholders on May 11, 1999. The holders of the awards received one share of Triad common stock and one share of LifePoint common stock for each 19 restricted shares of Columbia/HCA common stock held by the participant. These anti-dilution adjustments were intended to preserve the economic value of the restricted stock grants at the time of the spin-offs. The amounts presented do not include shares awarded in March 2000 pursuant to the Performance Equity Incentive Plan.
(5) Represents options to acquire shares of our common stock. The exercise prices and number of shares covered by then outstanding options were adjusted, pursuant to the anti-dilution provisions of the plan, to reflect the impact of the spin-offs of Triad and LifePoint to our stockholders on May 11, 1999. These anti-dilution adjustments were intended to preserve the economic value of the options at the time of the spin-offs.
(6) Consists of contributions to our Savings and Investment Plan, Money Purchase Plan and Stock Bonus Plan.
(7) Dr. Frist was appointed Chairman and Chief Executive Officer effective July 25, 1997. His salary covers the cost of benefits only. Otherwise he elected to serve without salary and bonus.
(8) On August 4, 1997, the Company named Jack O. Bovender, Jr. President and Chief Operating Officer.
(9) On November 1, 1997, the Company named Robert A. Waterman Senior Vice President and General Counsel.

OPTION GRANTS DURING 1999

     The following table presents additional information concerning the option awards shown in the Summary Compensation Table for 1999. These options to purchase our common stock were granted to the named executive officers under the Amended and Restated Columbia/HCA Healthcare Corporation 1992 Stock and Incentive Plan, as amended, at exercise prices equal to the fair market value of our common stock on the date of grant.

                                                                                       POTENTIAL REALIZABLE VALUE
                                              % OF TOTAL                                    AT ASSUMED ANNUAL
                                               OPTIONS                                    RATES OF STOCK PRICE
                              NUMBER OF       GRANTED TO                                 APPRECIATION FOR OPTION
                                SHARES       EMPLOYEES IN     EXERCISE                           TERM(1)
                              UNDERLYING     LAST FISCAL      PRICE PER   EXPIRATION   ---------------------------
            NAME              OPTIONS(2)         YEAR           SHARE        DATE         5% ($)        10% ($)
            ----              ----------   ----------------   ---------   ----------   ------------  -------------
Thomas F. Frist Jr., M.D....         0              0%          N/A         N/A            N/A           N/A
Jack O. Bovender, Jr........   420,660           2.53%        $17.116      3/4/09      $4,528,052     $11,474,972
Robert A. Waterman..........   315,495           1.89%        $17.116      3/4/09      $3,396,039     $ 8,606,229
Jay Grinney.................   262,912           1.58%        $17.116      3/4/09      $2,830,027     $ 7,171,844
Richard M. Bracken..........   262,912           1.58%        $17.116      3/4/09      $2,830,027     $ 7,171,844

---------------

(1) The potential realizable value portion of the foregoing table represents a hypothetical value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Common Stock over the term of the options. These amounts do not take into account provisions of the options relating to vesting, non-transferability or termination of the option following termination of employment.
(2) As explained in Note 5 to the Summary Compensation Table, the number of shares reflects adjustments made at the time of the spin-offs of LifePoint and Triad to preserve the economic value in the awards at that time. Consistent with accounting principles governing such conversions, the adjusted options retain the same term and vesting provisions as the original options.

AGGREGATE OPTION EXERCISES DURING 1999 AND FISCAL YEAR END OPTION VALUES

     The following table provides information related to options exercised by the named executive officers during the 1999 fiscal year and the number and value of options held at fiscal year end. We have not issued stock appreciation rights or warrants to our executive officers.

                                                             NUMBER OF SECURITIES        VALUE OF UNEXERCISED IN-
                                                            UNDERLYING UNEXERCISED        THE-MONEY OPTIONS/SARS
                                                              OPTIONS/SARS (#)(1)        AT FISCAL YEAR-END ($)(2)
                             SHARES                       ---------------------------   ---------------------------
                           ACQUIRED ON        VALUE
         NAME            EXERCISE (#)(3)   REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
         ----            ---------------   ------------   -----------   -------------   -----------   -------------
Thomas F. Frist, Jr.,
  M.D..................        --             $  --         228,750         76,936      $1,781,677     $  152,866
Jack O. Bovender, Jr...        --             $  --         125,000        795,660      $  313,675     $6,071,605
Robert A. Waterman.....        --             $  --          87,500        577,995      $  219,573     $4,506,652
Jay Grinney............        --             $  --         147,623        547,568      $  308,193     $3,679,413
Richard M. Bracken.....        --             $  --         144,375        502,452      $  690,876     $3,700,047

---------------

(1) As explained in Note 5 to the Summary Compensation Table, the number of shares reflects adjustments made at the time of the spin-offs of LifePoint and Triad to preserve the economic value in the awards at that time. Consistent with accounting principles governing such conversions, the adjusted options retain the same term and vesting provisions as the original options.
(2) The closing price for the common stock as reported by the New York Stock Exchange on December 31, 1999 was $29.3125. Value is calculated on the basis of the difference between the option exercise price and $29.3125 multiplied by the number of shares of common stock underlying the option.
(3) The named executive officers did not exercise any stock options during 1999.

DIRECTORS' COMPENSATION

     Under the Columbia/HCA Outside Directors Stock and Incentive Plan, established in 1998, our outside directors (those directors who are not our officers or employees) may choose to receive an annual retainer of $40,000 payable in restricted stock that vests one year from the date of the grant or to receive a five-year retainer of $200,000 in restricted stock units that vest annually over a 5-year period at a rate of 20% per year. In May 1998, pursuant to the plan, we granted outside directors stock options (exercisable at the shares' fair market value on the date of the grant) having an aggregate exercise price equal to 12.5 times the annual retainer. This grant vests annually over a 5-year period at a rate of 20% per year, commencing on the date of the grant. Directors joining the board after 1998 may choose to receive the annual $40,000 restricted stock grant or a prorated restricted share unit award, plus a prorated option allocation under the 5-year plan. In 1999, the board meeting fee was $1,200 per meeting. Committee chairpersons received $1,200 per committee meeting, and other committee members received $1,000 per committee meeting. Committee fees are payable only for attendance at committee meetings not held in conjunction with a meeting of the board of directors. Additionally, we reimbursed directors for expenses incurred relating to attendance at meetings. The Company paid the expenses of the directors' spouses in the aggregate amount of approximately $39,000 when they accompanied the directors to a board strategic planning session held in July 1999. Effective in 1997, we matched charitable contributions by directors up to an aggregate $15,000 annually. In September 1999, each director received a grant of 15,000 options at fair market value, except for Ms. Chao, who received 4503 options, and Mr. Cook, who received 5,500 options. These options vest annually at a rate of 25% per year, commencing on the date of the grant.

     In connection with Mr. McWhorter's retirement from our board in May 2000, and in consideration of his long and dedicated service to the Company and its predecessors, Mr. McWhorter will retire from our board with options and restricted stock containing substantially the same terms and conditions as his current awards; provided, however, his options will remain exercisable at any time through their stated expiration date, and his shares of restricted stock or restricted stock units will vest as though he had remained on our board. The Company will continue to allow Mr. McWhorter the personal use of a Company aircraft (the value of which was $24,900 during 1999) until his retirement from our board.

     Employee directors are not eligible for any additional compensation for service on the board or its committees.

                         COMPENSATION COMMITTEE REPORT
                       ON EXECUTIVE COMPENSATION FOR 1999

     Decisions on compensation for our executives are made by the compensation committee of the board of directors. Each member of the compensation committee is a non-employee director. No member of the compensation committee is a current or former employee or officer of the Company or any of its affiliates. Responsibilities of the compensation committee include approval of compensation arrangements for executive management, review of compensation plans relating to officers, grants of options and other benefits under employee benefit plans and general review of employee compensation policy. Pursuant to certain rules of the Securities and Exchange Commission designed to enhance disclosure of corporate policies toward executive compensation, set forth below is a report submitted by the compensation committee.

COMPENSATION PHILOSOPHY AND POLICIES FOR EXECUTIVE OFFICERS

     We believe the most effective executive compensation program aligns the interests of stockholders and executives. The Company's primary objective is to provide quality health care while enhancing long-term shareholder value. We are committed to a strong, positive link between strategic business goals and compensation and benefit goals. Generally, there are no contractual agreements of employment with executive officers, and executive officers receive a minimal number of perquisites. The executive compensation program is consistent with the overall compensation philosophy for all management levels.

1999 COMPENSATION PROGRAM

  Cash Compensation

     The base salaries of the named executive officers are listed in the Summary Compensation Table found under "Executive Compensation" in this Proxy Statement. These salaries and the salaries of other executive officers are evaluated annually. In determining appropriate salary levels and salary increases, we consider level of responsibility, individual performance, internal equity and external pay practices. Beginning in 1998, we eliminated annual cash bonuses. Accordingly, executive officer base salaries are targeted between the median cash compensation (i.e., base salary and annual incentive) paid by two groups of companies. The first group consists of other comparable health care companies, including the companies included in the Standard & Poor's Hospital Management Index (see the Performance Graph on page 23). The second group consists of 38 companies widely recognized for excellence, with revenues comparable to our Company.

  Equity-Based Compensation

     Equity-based compensation is provided in the form of non-qualified stock options and restricted shares of common stock.

     Stock option grants provide an incentive that focuses the executive's attention on managing the business of our company from the perspective of an owner with an equity stake in the business and helps ensure that operating decisions are based on long-term results that benefit the business and ultimately our stockholders. Specifically, the option grants to executive officers provide the right to purchase shares of common stock at the fair market value on the date of the grant. Usually, each stock option becomes vested and exercisable only over a period of time. The number of shares covered by each grant reflects the executive's level of responsibility and past and anticipated contributions.

     To continue to ensure the retention and motivation of key executives, a total of 1,200,000 options to purchase the Company's common stock were granted in March 1999 to the named executive officers other than Dr. Frist. These options provide the right to purchase shares of common stock at the fair market value on the date of grant and become vested and exercisable over a period of four years. Additionally, the named executive officers other than Dr. Frist were granted a total of 125,000 options to purchase common stock in each of LifePoint and Triad at the time of their spin-off. Those options were vested immediately at the time of the grant, but remain subject to certain registration statement requirements.

     Executives, including named executive officers other than Dr. Frist, also have an annual opportunity to earn restricted shares of common stock based on individual performance and the achievement of annual financial goals. The award opportunity is 40% of base salary for the President and 25% of base salary for all other named officers. To encourage continued focus on the longer term, the award vests over a two-year period at 50% per year. Based on our assessment of individual performance and considering that the Company's 1998 financial goals were not met, each executive officer other than Dr. Frist received an award of restricted shares in March 1999 equal to 50% of his or her award opportunity under this plan.

     Finally, officers may elect to receive up to 25% of their base salary in restricted shares of common stock. These restricted shares are granted at a 25% discount from the fair market value of the common stock on the date of the grant. The restricted period is generally three years from the date of grant. With certain exceptions, if employment is terminated during the restricted period, the employee receives a cash payment equal to the lesser of (a) the then-current fair market value of the restricted shares or (b) the aggregate salary foregone by the employee as a condition to receiving the restricted shares. Any additional value is forfeited.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Since he assumed the responsibilities of Chairman of the Board and Chief Executive Officer in July 1997, Dr. Frist has not accepted any salary for his services as Chief Executive Officer or fees for his services as a director, nor has he participated in any incentive compensation programs. While we firmly believe that the value of Dr. Frist's services is extraordinary, we nevertheless continue to accept and respect his decision.

EXECUTIVE COMPENSATION TAX DEDUCTIBILITY

     Under Section 162(m) of the Internal Revenue Code, compensation paid by a publicly-held corporation to the chief executive officer and the four most highly paid other executive officers in excess of $1 million per year per executive is deductible only if paid pursuant to qualifying performance-based compensation plans approved by our stockholders. The determination of which executives, including the chief executive officer, are subject to this provision is made as of the last day of the fiscal year. Because we establish individual compensation based primarily upon Company performance and competitive considerations, executive officer compensation may exceed $1 million in a given year. No executive officer whose compensation is subject to this limit on deductibility was considered to receive, for 1999 federal income tax purposes, base salary and other nonperformance-based compensation in excess of $1 million.

     The foregoing report is submitted by the members of the 1999 compensation committee of the board of directors whose members were as follows:

               Frank S. Royal, M.D. (Chairman)
               J. Michael Cook
               Frederick W. Gluck
               Thomas S. Murphy

     The foregoing report of the compensation committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

EMPLOYMENT, SEVERANCE AND CHANGE IN CONTROL AGREEMENTS

     Our employment agreement with Mr. Waterman provides that if he is terminated without cause, we will pay him severance equal to one to three years' salary depending upon the date of termination.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the compensation committee were responsible for determining executive compensation and stock option grants to executive officers. During 1999, the following directors served on the compensation committee: Frank S. Royal, M.D., J. Michael Cook, Frederick W. Gluck and Thomas S. Murphy. Thomas F. Frist, Jr., M.D., our Chairman and Chief Executive Officer, submitted recommendations to the compensation committee concerning executive officer compensation for 1999, but did not participate in deliberations regarding the compensation of such officers. Each committee member purchased shares of restricted stock in BNA Associates, Inc. during fiscal year 1999. See "Certain Relationships and Related Transactions."

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     BNA Associates, Inc., a Delaware corporation doing business as empactHealth.com ("empactHealth"), was formed by the Company in June 1999 for the purpose of exploring Internet-based opportunities in the healthcare industry. In October 1999, the Company extended a line of credit of up to $5 million to empactHealth to provide working capital to empactHealth and to fund the creation and development of its business plan. Amounts borrowed under the line of credit accumulate interest at the rate of 10% per annum and are payable on demand. As of December 31, 1999, $1,250,000 was outstanding under the line of credit. In order to provide entrepreneurial support for the Company's initial strategic Internet initiative and to demonstrate the commitment of the leadership of the Company to develop and execute an Internet business strategy, during the summer of 1999, the Company's directors and executive officers purchased an aggregate of 857,250 shares of restricted stock in empactHealth. The restricted stock contains a four year vesting schedule based upon the purchaser's continued service or employment with the Company. The following directors and executive officers of the Company serve as directors of empactHealth: Jack O. Bovender, Jr., James A. Fitzgerald, Jr., Thomas F. Frist, Jr., M.D., and Noel Brown Williams.

COMPANY STOCK PERFORMANCE

     The following Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference the proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

     The graph below compares the cumulative total stockholder return on our common stock for the past five years, with the cumulative total return of companies on the Standard & Poor's 500 Index (S&P 500 Index) and the Standard & Poor's Hospital Management Index (Hospital Index) over the same period (assuming the investment of $100 in our common stock, the S&P 500 Index and the Hospital Index on December 31, 1994 and reinvestment of all dividends).

                      COLUMBIA/HCA HEALTHCARE CORPORATION

                     COMPARISON OF CUMULATIVE TOTAL RETURNS

                                                      COLUMBIA/HCA                S&P 500 INDEX              HOSPITAL INDEX
                                                      ------------                -------------              --------------
1994                                                     100.00                      100.00                      100.00
1995                                                     139.42                      137.58                      139.72
1996                                                     168.30                      169.17                      164.22
1997                                                     122.65                      225.60                      143.47
1998                                                     102.78                      290.08                      117.97
1999                                                     129.07                      351.12                      132.95

                              GENERAL INFORMATION

ANNUAL REPORT

     Our 1999 Annual Report to Stockholders is being mailed to stockholders with this proxy statement. The Annual Report is not part of the proxy solicitation materials.

ADDITIONAL INFORMATION

     A copy of our Annual Report on Form 10-K for the year ended December 31, 1999, excluding certain of the exhibits thereto, may be obtained without charge by writing to Columbia/HCA Healthcare Corporation, Investor Relations Department, One Park Plaza, Nashville, Tennessee 37203.

                                   By Order of the Board of Directors,

                                   John M. Franck II
                                   Vice President and Corporate Secretary
Nashville, Tennessee
April 17, 2000

                                                                       EXHIBIT A

                      COLUMBIA/HCA HEALTHCARE CORPORATION

                           2000 EQUITY INCENTIVE PLAN

                               TABLE OF CONTENTS

Section 1.   Purpose.....................................................    1
Section 2.   Definitions.................................................    1
Section 3.   Administration..............................................    4
Section 4.   Shares Available For Awards.................................    5
Section 5.   Eligibility.................................................    6
Section 6.   Stock Options And Stock Appreciation Rights.................    6
Section 7.   Restricted Shares And Restricted Share Units................    8
Section 8.   Performance Awards..........................................    9
Section 9.   Other Stock-Based Awards....................................   10
Section 10.  Non-Employee Director And Outside Director Awards...........   10
Section 11.  Provisions Applicable To Covered Officers And Performance
             Awards......................................................   10
Section 12.  Termination Of Employment...................................   11
Section 13.  Change In Control...........................................   11
Section 14.  Amendment And Termination...................................   11
Section 15.  General Provisions..........................................   12
Section 16.  Term Of The Plan............................................   14

                      COLUMBIA/HCA HEALTHCARE CORPORATION

                           2000 EQUITY INCENTIVE PLAN

SECTION 1.  PURPOSE

     This plan shall be known as the "Columbia/HCA Healthcare Corporation 2000 Equity Incentive Plan" (the "Plan"). The purpose of the Plan is to promote the interests of Columbia/HCA Healthcare Corporation, a Delaware corporation (the "Company") and its stockholders by (i) attracting and retaining key officers, employees, and directors of, and consultants to, the Company and its Subsidiaries and Affiliates; (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals, (iii) enabling such individuals to participate in the long-term growth and financial success of the Company, (iv) encouraging ownership of stock in the Company by such individuals, and (v) linking their compensation to the long-term interests of the Company and its stockholders. With respect to any awards granted under the Plan that are intended to comply with the requirements of "performance-based compensation" under Section 162(m) of the Code, the Plan shall be interpreted in a manner consistent with such requirements.

SECTION 2.  DEFINITIONS

     As used in the Plan, the following terms shall have the meanings set forth below:

          (a) "AFFILIATE" shall mean (i) any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company has a significant equity interest, (iii) an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act, and (iv) any entity in which the Company has at least twenty percent (20%) of the combined voting power of the entity's outstanding voting securities, in each case as designated by the Board as being a participating employer in the Plan.

          (b) "AO OPTION" shall mean an Option to purchase, at Fair Market Value at the date of grant of the AO Option, a number of Shares equal to the sum of the number of whole Shares delivered by the Option holder in payment of the Option Price of the original Option and the number of whole Shares, if any, withheld by the Company as payment for withholding taxes.

          (c) "AWARD" shall mean any Option, Stock Appreciation Right, Restricted Share Award, Restricted Share Unit, Performance Award, Other Stock-Based Award or other award granted under the Plan, whether singly, in combination, or in tandem, to a Participant by the Committee (or the Board) pursuant to such terms, conditions, restrictions and/or limitations, if any, as the Committee (or the Board) may establish.

          (d) "AWARD AGREEMENT" shall mean any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

          (e)  "BOARD" shall mean the board of directors of the Company.

          (f) "CAUSE" shall mean, unless otherwise defined in the applicable Award Agreement, (i) the engaging by the Participant in willful misconduct that is injurious to the Company or its Subsidiaries or Affiliates, or (ii) the embezzlement or misappropriation of funds or property of the Company or its Subsidiaries or Affiliates by the Participant. For purposes of this paragraph, no act, or failure to act, on the Participant's part shall be considered "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant's action or omission was in the best interest of the Company. Any determination of Cause for purposes of the Plan or any Award shall be made by the Committee in its sole discretion. Any such determination shall be final and binding on a Participant.

          (g) "CHANGE IN CONTROL" shall mean, unless otherwise defined in the applicable Award Agreement, any of the following events:

             (i) An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term Person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange

        Act")) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of the combined voting power of the then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any Subsidiary or (ii) the Company or any Subsidiary;

             (ii) The individuals who, as of the date hereof, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election or nomination for election by the Company's stockholders of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if (1) such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest or (2) such individual was designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause (i) or (iii) of this paragraph; or

             (iii) Approval by stockholders of the Company of:

                (A) A merger, consolidation or reorganization involving the Company, unless,

                    (1) The stockholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least seventy-five percent (75%) of the combined voting power of the outstanding Voting Securities of the corporation (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization;

                    (2) The individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation; and

                    (3) no Person (other than the Company, any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Subsidiary, or any Person who, immediately prior to such merger, consolidation or reorganization, had Beneficial Ownership of twenty percent (20%) or more of the then outstanding Voting Securities) has Beneficial Ownership of twenty percent (20%) or more of the combined voting power of the Surviving Corporation's then outstanding Voting Securities.

                (B) A complete liquidation or dissolution of the Company; or

                (C) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

          Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increased the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

          (h) "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          (i) "COMMITTEE" shall mean a committee of the Board composed of not less than two Non-Employee Directors, each of whom shall be a "Non-Employee Director" for purposes of Exchange Act Section 16 and Rule 16b-3 thereunder and an "outside director" for purposes of Section 162(m) and the regulations promulgated under the Code.

          (j) "CONSULTANT" shall mean any consultant to the Company or its Subsidiaries or Affiliates.

          (k) "COVERED OFFICER" shall mean at any date (i) any individual who, with respect to the previous taxable year of the Company, was a "covered employee" of the Company within the meaning of Section 162(m); provided, however, that the term "Covered Officer" shall not include any such individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected not to be such a "covered employee" with respect to the current taxable year of the Company and (ii) any individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected to be such a "covered employee" with respect to the current taxable year of the Company or with respect to the taxable year of the Company in which any applicable Award will be paid.

          (l)  "DIRECTOR" shall mean a member of the Board.

          (m) "DISABILITY" shall mean, unless otherwise defined in the applicable Award Agreement, a disability that would qualify as a total and permanent disability under the Company's then current long-term disability plan.

          (n) "EMPLOYEE" shall mean a current or prospective officer or employee of the Company or of any Subsidiary or Affiliate.

          (o) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time.

          (p) "FAIR MARKET VALUE" with respect to the Shares, shall mean, for purposes of a grant of an Award as of any date, (i) the closing sales price of the Shares on the New York Stock Exchange, or any other such exchange on which the shares are traded, on such date, or in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported or (ii) in the event there is no public market for the Shares on such date, the fair market value as determined, in good faith, by the Committee in its sole discretion, and for purposes of a sale of a Share as of any date, the actual sales price on that date.

          (q) "INCENTIVE STOCK OPTION" shall mean an option to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

          (r) "NON-QUALIFIED STOCK OPTION" shall mean an option to purchase Shares from the Company that is granted under Sections 6 or 10 of the Plan and is not intended to be an Incentive Stock Option.

          (s) "NON-EMPLOYEE DIRECTOR" shall mean a member of the Board who is not an officer or employee of the Company or any Subsidiary or Affiliate.

          (t) "OPTION" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

          (u) "OPTION PRICE" shall mean the purchase price payable to purchase one Share upon the exercise of an Option.

          (v) "OTHER STOCK-BASED AWARD" shall mean any Award granted under Sections 9 or 10 of the Plan.

          (w) "OUTSIDE DIRECTOR" means, with respect to the grant of an Award, a member of the Board then serving on the Committee.

          (x) "PARTICIPANT" shall mean any Employee, Director, Consultant or other person who receives an Award under the Plan.

          (y) "PERFORMANCE AWARD" shall mean any Award granted under Section 8 of the Plan.

          (z) "PERSON" shall mean any individual, corporation, partnership, limited liability company, associate, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

          (aa) "RESTRICTED SHARE" shall mean any Share granted under Sections 7 or 10 of the Plan.

          (bb) "RESTRICTED SHARE UNIT" shall mean any unit granted under Sections 7 or 10 of the Plan.

          (cc) "RETIREMENT" shall mean, unless otherwise defined in the applicable Award Agreement, retirement of a Participant from the employ or service of the Company or any of its Subsidiaries or Affiliates in accordance with the terms of the applicable Company retirement plan or, if a Participant is not covered by any such plan, retirement on or after such Participant's 65th birthday.

          (dd) "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

          (ee) "SECTION 16" shall mean Section 16 of the Exchange Act and the rules promulgated thereunder and any successor provision thereto as in effect from time to time.

          (ff) "SECTION 162(M)" shall mean Section 162(m) of the Code and the regulations promulgated thereunder and any successor or provision thereto as in effect from time to time.

          (gg) "SHARES" shall mean shares of the common stock, $0.01 par value, of the Company.

          (hh) "STOCK APPRECIATION RIGHT OR SAR" shall mean a stock appreciation right granted under Sections 6 or 10 of the Plan that entitles the holder to receive, with respect to each Share encompassed by the exercise of such SAR, the amount determined by the Committee and specified in an Award Agreement. In the absence of such a determination, the holder shall be entitled to receive, with respect to each Share encompassed by the exercise of such SAR, the excess of the Fair Market Value on the date of exercise over the Fair Market Value on the date of grant.

          (ii) "SUBSIDIARY" shall mean any Person (other than the Company) of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company.

          (jj) "SUBSTITUTE AWARDS" shall mean Awards granted solely in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.

          (kk) "TANDEM SAR" shall mean an SAR that is granted under Sections 6 or 10 of the Plan in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

SECTION 3.  ADMINISTRATION

     3.1 Authority of Committee. The Plan shall be administered by the Committee, which shall be appointed by and serve at the pleasure of the Board; provided, however, with respect to Awards to Outside Directors, all references in the Plan to the Committee shall be deemed to be references to the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority in its discretion to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with Awards; (iv) determine the timing, terms, and conditions of any Award; (v) accelerate the time at which all or any part of an Award may be settled or exercised; (vi) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vii) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee;
(viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) except to the extent prohibited by Section 6.2, amend or modify the terms of any Award at or after grant with the consent of the holder of the Award; (x) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan, subject to the exclusive authority of the Board under Section 14 hereunder to amend or terminate the Plan.

     3.2 Committee Discretion Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary or Affiliate, any Participant and any holder or beneficiary of any Award.

     3.3 Action by the Committee. The Committee shall select one of its members as its Chairperson and shall hold its meetings at such times and places and in such manner as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by not less than a majority of its members. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held. The exercise of an Option or receipt of an Award shall be effective only if an Award Agreement shall have been duly executed and delivered on behalf of the Company following the grant of the Option or other Award. The Committee may appoint a Secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable.

     3.4 Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company or of any Subsidiary or Affiliate, or to a Committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend, or terminate Awards held by Participants who are not officers or directors of the Company for purposes of Section 16 or who are otherwise not subject to such Section.

     3.5 No Liability. No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

SECTION 4.  SHARES AVAILABLE FOR AWARDS

     4.1 Shares Available. Subject to the provisions of Section 4.2 hereof, the stock to be subject to Awards under the Plan shall be the Shares of the Company and the maximum number of Shares with respect to which Awards may be granted under the Plan shall be 50,500,000 (which includes 500,000 Shares with respect to which awards under the Amended and Restated Columbia/HCA Healthcare Corporation 1992 Stock and Incentive Plan (the "1992 Plan") were authorized but not granted), of which (i) the number of Shares with respect to which Incentive Stock Options may be granted shall be no more than 50,500,000 and (ii) no more than 10,000,000 shall be Shares with respect to which Awards other than Options may be granted. Notwithstanding the foregoing and subject to adjustment as provided in Section 4.2, the maximum number of Shares with respect to which Awards may be granted under the Plan shall be increased by the number of Shares with respect to which Options or other Awards were granted under the 1992 Plan as of the effective date of this Plan, but which terminate, expire unexercised, or are settled for cash, forfeited or cancelled without the delivery of Shares under the terms of the 1992 Plan after the effective date of this Plan.

If, after the effective date of the Plan, any Shares covered by an Award granted under this Plan, or to which such an Award relates, are forfeited, or if such an Award is settled for cash or otherwise terminates, expires unexercised, or is canceled without the delivery of Shares, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Awards may be granted, to the extent of any such settlement, forfeiture, termination, expiration, or cancellation, shall again become Shares with respect to which Awards may be granted. In the event that any Option or other Award granted hereunder is exercised through the delivery of Shares or in the event that withholding tax liabilities arising from such Award are satisfied by the withholding of Shares by the Company, the number of Shares available for Awards under the Plan shall be increased by the number of Shares so surrendered or withheld. Notwithstanding the foregoing and subject to adjustment as provided in
Section 4.2 hereof, no Participant may receive Options or SARs under the Plan in any calendar year that relate to more than 2,000,000 Shares.

     4.2 Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee, in its sole discretion, to be appropriate, then the Committee shall, in such manner as it may deem equitable (and, with respect to Incentive Stock Options, in such manner as is consistent with Section 422 of the Code and the regulations thereunder): (i) adjust any or all of (1) the aggregate number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted under the Plan; (2) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards under the Plan; and (3) the grant or exercise price with respect to any Award under the Plan, provided that the number of shares subject to any Award shall always be a whole number; (ii) if deemed appropriate, provide for an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or
(iii) if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award.

     4.3 Substitute Awards. Any Shares issued by the Company as Substitute Awards in connection with the assumption or substitution of outstanding grants from any acquired corporation shall not reduce the Shares available for Awards under the Plan.

     4.4 Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of issued Shares which have been reacquired by the Company

SECTION 5.  ELIGIBILITY

     Any Employee, Director or Consultant shall be eligible to be designated a Participant; provided, however, that Outside Directors shall only be eligible to receive Awards granted consistent with Section 10.

SECTION 6.  STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

     6.1 Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Options and SARs shall be granted, the number of Shares subject to each Award, the exercise price and the conditions and limitations applicable to the exercise of each Option and SAR. An Option may be granted with or without a Tandem SAR. An SAR may be granted with or without a related Option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of Options. In the case of Incentive Stock Options or Tandem SARs related to such Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by
Section 422 of the Code, as from time to time amended, and any regulations implementing such statute. A person who has been granted an Option or SAR under this Plan may be granted additional Options or SARs under the Plan if the Committee shall so determine; provided, however, that to the extent the aggregate Fair Market Value (determined at the time the Incentive Stock Option or Tandem SAR related thereto is granted) of the Shares with respect to which all Incentive Stock Options or Tandem SARs related to such Option are exercisable for the first time by an Employee during any calendar year (under all plans described in subsection (d) of Section 422 of the Code of the Employee's employer corporation and its parent and Subsidiaries) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options.

     6.2 Price. The Committee in its sole discretion shall establish the Option Price at the time each Option is granted. Except in the case of Substitute Awards, the Option Price of an Option may not be less than 100% of the Fair Market Value of the Shares with respect to which the Option is granted on the date of grant of such Option. Notwithstanding the foregoing and except as permitted by the provisions of Section 4.2 and Section 14 hereof, the Committee shall not have the power to (i) amend the terms of previously granted Options to reduce the Option Price of such Options, or (ii) cancel such Options and grant substitute Options with a lower Option Price than the cancelled Options. Except with respect to Substitute Awards, SARs may not be granted at a price less than the Fair Market Value of a Share on the date of grant.

     6.3 Term. Subject to the Committee's authority under Section 3.1 and the provisions of Section 6.6, each Option and SAR and all rights and obligations thereunder shall expire on the date determined by the Committee and specified in the Award Agreement. The Committee shall be under no duty to provide terms of like duration for Options or SARs granted under the Plan. Notwithstanding the foregoing, no Option or Tandem SAR that relates to such Option shall be exercisable after the expiration of ten (10) years from the date such Option or SAR was granted.

     6.4  Exercise.

          (a) Each Option and SAR shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. The Committee shall have full and complete authority to determine, subject to Section 6.6 herein, whether an Option or SAR will be exercisable in full at any time or from time to time during the term of the Option or SAR, or to provide for the exercise thereof in such installments, upon the occurrence of such events and at such times during the term of the Option or SAR as the Committee may determine.

          (b) The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal, state or foreign securities laws or the Code, as it may deem necessary or advisable. The exercise of any Option granted hereunder shall be effective only at such time as the sale of Shares pursuant to such exercise will not violate any state or federal securities or other laws.

          (c) An Option or SAR may be exercised in whole or in part at any time, with respect to whole Shares only, within the period permitted thereunder for the exercise thereof, and shall be exercised by written notice of intent to exercise the Option or SAR, delivered to the Company at its principal office, and payment in full to the Company at the direction of the Committee of the amount of the Option Price for the number of Shares with respect to which the Option is then being exercised. A Tandem SAR that is related to an Incentive Stock Option may be exercised only to the extent that the related Option is exercisable and only when the Fair Market Value exceeds the Option Price of the related Option. The exercise of either an Option or Tandem SAR shall result in the termination of the other to the extent of the number of Shares with respect to which either the Option or Tandem SAR is exercised.

          (d) Payment of the Option Price shall be made in cash or cash equivalents, or, at the discretion of the Committee, (i) in whole Shares valued at the Fair Market Value of such Shares on the date of exercise (or next succeeding trading date, if the date of exercise is not a trading date), together with any applicable withholding taxes, or (ii) by a combination of such cash (or cash equivalents) and such Shares; provided, however, that the optionee shall not be entitled to tender Shares pursuant to successive, substantially simultaneous exercises of an Option or any other stock option of the Company. Subject to applicable securities laws, an Option may also be exercised by delivering a notice of exercise of the

     Option and simultaneously selling the Shares thereby acquired, pursuant to a brokerage or similar agreement approved in advance by proper officers of the Company, using the proceeds of such sale as payment of the Option Price, together with any applicable withholding taxes. Until the optionee has been issued the Shares subject to such exercise, he or she shall possess no rights as a stockholder with respect to such Shares.

          (e) At the Committee's discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, Shares, or a combination of cash and Shares. A fractional Share shall not be deliverable upon the exercise of a SAR but a cash payment will be made in lieu thereof.

     6.5 Accelerated Ownership Feature. An Option may, in the discretion of the Committee, include the right to acquire an AO Option. An Option which provides for the grant of an AO Option shall entitle the Option holder upon exercise of that Option and payment of the appropriate Option Price in Shares that have been owned by such Option holder for not less than six (6) months prior to the date of exercise, to receive an AO Option. An AO Option shall expire on the same date that the original Option would have expired had it not been exercised. All AO Options shall be Non-Qualified Stock Options.

     6.6 Ten Percent Stock Rule. Notwithstanding any other provisions in the Plan, if at the time an Option or SAR is otherwise to be granted pursuant to the Plan the optionee or rights holder owns directly or indirectly (within the meaning of Section 424(d) of the Code) Shares of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of Stock of the Company or its parent or Subsidiary or Affiliate corporations (within the meaning of Section 422(b)(6) of the Code), then any Incentive Stock Option or Tandem SAR to be granted to such optionee or rights holder pursuant to the Plan shall satisfy the requirement of Section 422(c)(5) of the Code, and the Option Price shall be not less than 110% of the Fair Market Value of the Shares of the Company, and such Option by its terms shall not be exercisable after the expiration of five (5) years from the date such Option is granted.

SECTION 7.  RESTRICTED SHARES AND RESTRICTED SHARE UNITS

     7.1  Grant.

          (a) Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Restricted Shares and Restricted Share Units shall be granted, the number of Restricted Shares and/or the number of Restricted Share Units to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Shares and Restricted Share Units may be forfeited to the Company, and the other terms and conditions of such Awards. The Restricted Share and Restricted Share Unit Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the terms and conditions provided hereunder and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan.

          (b) Each Restricted Share and Restricted Share Unit Award made under the Plan shall be for such number of Shares as shall be determined by the Committee and set forth in the Award Agreement containing the terms of such Restricted Share or Restricted Share Unit Award. Such agreement shall set forth a period of time during which the grantee must remain in the continuous employment of the Company in order for the forfeiture and transfer restrictions to lapse. If the Committee so determines, the restrictions may lapse during such restricted period in installments with respect to specified portions of the Shares covered by the Restricted Share or Restricted Share Unit Award. The Award Agreement may also, in the discretion of the Committee, set forth performance or other conditions that will subject the Shares to forfeiture and transfer restrictions. The Committee may, at its discretion, waive all or any part of the restrictions applicable to any or all outstanding Restricted Share and Restricted Share Unit Awards.

     7.2 Delivery of Shares and Transfer Restrictions. At the time of a Restricted Share Award, a certificate representing the number of Shares awarded thereunder shall be registered in the name of the grantee. Such certificate shall be held by the Company or any custodian appointed by the Company for the account of the grantee subject to the terms and conditions of the Plan, and shall bear such a legend setting forth the restrictions imposed thereon as the Committee, in its discretion, may determine. The grantee shall have all rights of a stockholder with respect to the Restricted Shares, including the right to receive dividends and the right to vote such Shares, subject to the following restrictions: (i) the grantee shall not be entitled to delivery of the stock certificate until the expiration of the restricted period and the fulfillment of any other restrictive conditions set forth in the Award Agreement with respect to such Shares; (ii) none of the Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during such restricted period or until after the fulfillment of any such other restrictive conditions; and (iii) except as otherwise determined by the Committee at or after grant, all of the Shares shall be forfeited and all rights of the grantee to such Shares shall terminate, without further obligation on the part of the Company, unless the grantee remains in the continuous employment of the Company for the entire restricted period in relation to which such Shares were granted and unless any other restrictive conditions relating to the Restricted Share Award are met. Any Shares, any other securities of the Company and any other property (except for cash dividends) distributed with respect to the Shares subject to Restricted Share Awards shall be subject to the same restrictions, terms and conditions as such restricted Shares.

     7.3 Termination of Restrictions. At the end of the restricted period and provided that any other restrictive conditions of the Restricted Share Award are met, or at such earlier time as otherwise determined by the Committee, all restrictions set forth in the Award Agreement relating to the Restricted Share Award or in the Plan shall lapse as to the restricted Shares subject thereto, and a stock certificate for the appropriate number of Shares, free of the restrictions and restricted stock legend, shall be delivered to the Participant or the Participant's beneficiary or estate, as the case may be.

     7.4 Payment of Restricted Share Units. Each Restricted Share Unit shall have a value equal to the Fair Market Value of a Share. Restricted Share Units shall be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. A Participant shall be credited with dividend equivalents on any vested Restricted Share Units credited to the Participant's account at the time of any payment of dividends to stockholders on Shares. The amount of any such dividend equivalents shall equal the amount that would have been payable to the Participant as a stockholder in respect of a number of Shares equal to the number of vested Restricted Share Units then credited to the Participant. Any such dividend equivalents shall be credited to the Participant's account as of the date on which such dividend would have been payable and shall be converted into additional Restricted Share Units (which shall be immediately vested) based upon the Fair Market Value of a Share on the date of such crediting. No dividend equivalents shall be paid in respect of Restricted Share Units that are not yet vested. Except as otherwise determined by the Committee at or after grant, Restricted Share Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of, and all Restricted Share Units and all rights of the grantee to such Restricted Share Units shall terminate, without further obligation on the part of the Company, unless the grantee remains in continuous employment of the Company for the entire restricted period in relation to which such Restricted Share Units were granted and unless any other restrictive conditions relating to the Restricted Share Unit Award are met.

SECTION 8.  PERFORMANCE AWARDS

     8.1 Grant. The Committee shall have sole and complete authority to determine the Participants who shall receive a Performance Award, which shall consist of a right that is (i) denominated in cash or Shares, (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine. All Performance Awards shall be subject to the terms and provisions of Section 11 hereof.

     8.2 Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award, and may amend specific provisions of the

Performance Award; provided, however, that such amendment may not adversely affect existing Performance Awards made within a performance period commencing prior to implementation of the amendment.

     8.3 Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with the procedures established by the Committee, on a deferred basis. Termination of employment prior to the end of any performance period, other than for reasons of death or Disability, will result in the forfeiture of the Performance Award, and no payments will be made. A Participant's rights to any Performance Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of in any manner, except by will or the laws of descent and distribution, and/or except as the Committee may determine at or after grant.

SECTION 9.  OTHER STOCK-BASED AWARDS

     The Committee shall have the authority to determine the Participants who shall receive an Other Stock-Based Award, which shall consist of any right that is (i) not an Award described in Sections 6 and 7 above and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award.

SECTION 10.  NON-EMPLOYEE DIRECTOR AND OUTSIDE DIRECTOR AWARDS

     10.1 The Board may provide that all or a portion of a Non-Employee Director's annual retainer, meeting fees and/or other awards or compensation as determined by the Board, be payable (either automatically or at the election of a Non-Employee Director) in the form of Non-Qualified Stock Options, Restricted Shares, Restricted Share Units and/or Other Stock-Based Awards, including unrestricted Shares. The Board shall determine the terms and conditions of any such Awards, including the terms and conditions which shall apply upon a termination of the Non-Employee Director's service as a member of the Board, and shall have full power and authority in its discretion to administer such Awards, subject to the terms of the Plan and applicable law.

     10.2 The Board may also grant Awards to Outside Directors pursuant to the terms of the Plan, including any Award described in Sections 6, 7 and 9 above. With respect to such Awards, all references in the Plan to the Committee shall be deemed to be references to the Board.

SECTION 11.  PROVISIONS APPLICABLE TO COVERED OFFICERS AND PERFORMANCE AWARDS

     11.1 Notwithstanding anything in the Plan to the contrary, Performance Awards shall be subject to the terms and provisions of this Section 11.

     11.2 The Committee may grant Performance Awards to Covered Officers based solely upon the attainment of performance targets related to one or more performance goals selected by the Committee from among the goals specified below. For the purposes of this Section 11, performance goals shall be limited to one or more of the following Company, Subsidiary, operating unit or division financial performance measures:

          (a) earnings before interest, taxes, depreciation and/or amortization;

          (b) operating income or profit;

          (c) operating efficiencies;

          (d) return on equity, assets, capital, capital employed, or investment;

          (e) after tax operating income;

          (f) net income;

          (g) earnings or book value per Share;

          (h) cash flow(s);

          (i) total sales or revenues or sales or revenues per employee;

          (j) production (separate work units or SWUs);

          (k) stock price or total shareholder return;

          (l) dividends; or

          (m) strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures;

     or any combination thereof. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any Subsidiary, operating unit or division of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders' equity and/or Shares outstanding, or to assets or net assets.

     11.3 With respect to any Covered Officer, the maximum annual number of Shares in respect of which all Performance Awards may be granted under Section 8 of the Plan is 300,000 and the maximum annual amount of any Award settled in cash is $5,000,000.

     11.4 To the extent necessary to comply with Section 162(m), with respect to grants of Performance Awards, no later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing,
(1) select the performance goal or goals applicable to the performance period,
(2) establish the various targets and bonus amounts which may be earned for such performance period, and (3) specify the relationship between performance goals and targets and the amounts to be earned by each Covered Officer for such performance period. Following the completion of each performance period, the Committee shall certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to Covered Officers for such performance period. In determining the amount earned by a Covered Officer for a given performance period, subject to any applicable Award Agreement, the Committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the performance period.

SECTION 12.  TERMINATION OF EMPLOYMENT

     The Committee shall have the full power and authority to determine the terms and conditions that shall apply to any Award upon a termination of employment with the Company, its Subsidiaries and Affiliates, including a termination by the Company with or without Cause, by a Participant voluntarily, or by reason of death, Disability or Retirement, and may provide such terms and conditions in the Award Agreement or in such rules and regulations as it may prescribe.

SECTION 13.  CHANGE IN CONTROL

     Upon a Change in Control, all outstanding Awards shall vest, become immediately exercisable or payable or have all restrictions lifted.

SECTION 14.  AMENDMENT AND TERMINATION

     14.1 Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to comply.

     14.2 Amendments to Awards. Subject to the restrictions of Section 6.2, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder, or beneficiary.

     14.3 Adjustments of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company, any Subsidiary or Affiliate, or the financial statements of the Company or any Subsidiary or Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

SECTION 15.  GENERAL PROVISIONS

     15.1 Limited Transferability of Awards. Except as otherwise provided in the Plan, no Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution and/or as may be provided by the Committee in its discretion, at or after grant, in the Award Agreement. No transfer of an Award by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary or appropriate to establish the validity of the transfer.

     15.2 Dividend Equivalents. In the sole and complete discretion of the Committee, an Award may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis. All dividend or dividend equivalents which are not paid currently may, at the Committee's discretion, accrue interest, be reinvested into additional Shares, or in the case of dividends or dividend equivalents credited in connection with Performance Awards, be credited as additional Performance Awards and paid to the Participant if and when, and to the extent that, payment is made pursuant to such Award. The total number of Shares available for grant under Section 4 shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as Performance Awards.

     15.3 No Rights to Awards. No Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each Participant.

     15.4 Share Certificates. All certificates for Shares or other securities of the Company or any Subsidiary or Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the SEC or any state securities commission or regulatory authority, any stock exchange or other market upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     15.5 Withholding. A Participant may be required to pay to the Company or any Subsidiary or Affiliate and the Company or any Subsidiary or Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan, or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding or other taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee may provide for additional cash payments to holders of Options to defray or offset any tax arising from the grant, vesting, exercise or payment of any Award.

     15.6 Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement that shall be delivered to the Participant and may specify the terms and conditions of the Award and any rules applicable thereto. In the event of a conflict between the terms of the Plan and any Award Agreement, the terms of the Plan shall prevail.

     15.7 No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of Options, Restricted Shares, Restricted Share Units, Other Stock-Based Awards or other types of Awards provided for hereunder.

     15.8 No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary or Affiliate. Further, the Company or a Subsidiary or Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in an Award Agreement.

     15.9 No Rights as Stockholder. Subject to the provisions of the Plan and the applicable Award Agreement, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until such person has become a holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Shares hereunder, the applicable Award Agreement shall specify if and to what extent the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Shares.

     15.10 Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles.

     15.11 Severability. If any provision of the Plan or any Award is, or becomes, or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

     15.12 Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation (including applicable non-U.S. laws or regulations) or entitle the Company to recover the same under Exchange Act Section 16(b), and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder, or beneficiary.

     15.13 No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary or Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary or Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary or Affiliate.

     15.14 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

     15.15 Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

SECTION 16.  TERM OF THE PLAN

     16.1 Effective Date. The Plan shall be effective as of May 25, 2000 provided it has been approved by the Board and by the Company's stockholders.

     16.2 Expiration Date. No new Awards shall be granted under the Plan after the tenth (10th) anniversary of the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the tenth (10th) anniversary of the Effective Date.

                                                                      APPENDIX A

                                      DETACH CARD

                          COLUMBIA/HCA HEALTHCARE CORPORATION

                                    ONE PARK PLAZA
                              NASHVILLE, TENNESSEE 37203

              THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
           The undersigned hereby (1) acknowledges receipt of the notice of the annual meeting of the stockholders of Columbia/HCA Healthcare Corporation to be held at the executive offices of Columbia/HCA located at One Park Plaza, Nashville, Tennessee on May 25, 2000 beginning at 1:30 p.m., Central Daylight Time, and the proxy statement and (2) appoints Thomas F. Frist, Jr., M.D., Robert A. Waterman and John M. Franck II, and each of them, attorney, agent and proxy of the undersigned, with full power of substitution to vote all shares of common stock of the Company that the undersigned would be entitled to cast if personally present at the meeting and at any adjournment(s) or postponement(s) thereof. The undersigned directs that this proxy be voted as follows:

       1. ELECTION OF DIRECTORS:

                [ ]  FOR all nominees listed below                             [ ]  WITHHOLD AUTHORITY to vote for all nominees
                  (except as marked to the contrary below)                       listed below

       Magdalena H. Averhoff, M.D.   Jack O. Bovender, Jr.  Martin Feldstein
       Thomas F. Frist, Jr., M.D.    Glenda A. Hatchett     John H. McArthur
       Thomas S. Murphy              Kent C. Nelson         Frank S. Royal, M.D.

        (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
                WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW)

       -------------------------------------------------------------------------

       2. APPROVAL OF THE COLUMBIA/HCA HEALTHCARE CORPORATION 2000 EQUITY INCENTIVE PLAN, AS DESCRIBED IN THE PROXY STATEMENT.
           [ ]  FOR                [ ]  AGAINST                [ ]  ABSTAIN

       3. RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY'S AUDITORS, AS DESCRIBED IN THE PROXY STATEMENT.

           [ ]  FOR                [ ]  AGAINST                [ ]  ABSTAIN

                                  DETACH CARD

4. IN THE DISCRETION OF THE PROXIES, ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

   THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

   The undersigned hereby revokes any proxy heretofore given to vote or act with respect to the common stock of the Company and hereby ratifies and confirms all that the proxies, their substitutes, or any of them may lawfully do by virtue hereof.

   If one or more of the proxies named shall be present in person or by substitute at the meeting or at any adjournment(s) or postponement(s) thereof, the proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.

   Please date, sign exactly as your name appears on the form and promptly mail this proxy in the enclosed envelope. No postage is required.

                                              Dated                       , 2000
                                                    ----------------------

                                              Signature of Stockholder

                                              ----------------------------------

                                              Signature of Stockholder

                                              ----------------------------------

                                              Please date this proxy and sign
                                              your name exactly as it appears on
                                              this form. Where there is more
                                              than one owner, each should sign.
                                              When signing as an attorney,
                                              administrator, executor, guardian,
                                              or trustee, please add your title
                                              as such. If executed by a
                                              corporation, the proxy should be
                                              signed by a duly authorized
                                              officer. If a partnership, please
                                              sign in partnership name by an
                                              authorized person.